UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 19, 2005

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incoporation)		Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices)  (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

On October 19, 2005, NovaDel Pharma Inc. (the “Company”) issued a press release to announce that the Company would present at the CE Unterberg Towbin Emerging Growth LifeSciences Conference on October 26, 2005, in New York City. Dr. Gary Shangold, the Company’s Chief Executive Officer, will provide a corporate overview, including an update on NovaDel’s product pipeline. The full text of Dr. Shangold’s presentation is attached hereto as Exhibit 99.1 and the full text of the press release is attached hereto as Exhibit 99.2. The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Item 8.01.   Other Events

The Company received an approvable letter from the U.S. Food and Drug Administration regarding its New Drug Application (NDA) for NitroMist(TM) (nitroglycerin lingual aerosol), indicated for acute relief of an attack or acute prophylaxis of angina pectoris due to coronary artery disease. The Company currently anticipates that it will submit the process validation release data relating to NitroMist(TM) in the first quarter of 2006 and anticipates possible approval of NitroMist(TM) in the second quarter of 2006.

Item 9.01.   Financial Statements and Exhibits.

(c)     Exhibits.

99.1	Slide Presentation used at October 26, 2005 CE Unterberg Towbin Emerging Growth LifeSciences Conference.
99.2	Press release dated October 19, 2005, titled “NovaDel Pharma Inc. to present at CE Unterberg Towbin Emerging Growth LifeSciences Conference.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc. By: /s/ Jean W. Frydman ————————————————— Name: Jean W. Frydman Title: General Counsel

Date:  October 25, 2005

EXHIBIT INDEX

Exhibit Description

Exhibit	Description
99.1	Slide Presentation used at October 26, 2005 CE Unterberg Towbin Emerging Growth LifeSciences Conference.
99.2	Press release dated October 19, 2005, titled “NovaDel Pharma Inc. to present at CE Unterberg Towbin Emerging Growth LifeSciences Conference.”